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                                                                    EXHIBIT 99.1

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              HOMEBANC CORPORATION

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints J. R. Kimsey and Dale B. Rowe, or either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of common stock which the undersigned is entitled to vote at the special meeting of shareholders of HomeBanc Corporation, to be held in the main office of The Home Bank, 1301 Gunter Avenue, Guntersville, Alabama, on _______, _________, 1999, at __:__ _.m. (Central Time), and at any adjournment thereof.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF HOMEBANC CORPORATION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PROPOSAL 1. To approve and adopt the Agreement and Plan of Merger, dated as of November 4, 1998, by and between HomeBanc Corporation and BancorpSouth, Inc., providing for the merger of HomeBanc Corporation with and into BancorpSouth, Inc., as described in the Prospectus Supplement/Proxy Statement dated _____________, 1999.

FOR                  AGAINST                  ABSTAIN


IMPORTANT: Please sign                 The undersigned instructs that this proxy
exactly as your name or                be voted as marked.
names appear on this proxy
card. When shares are held             Dated: ______________________, 1999
by joint tenants, both
should sign. When signing as
an attorney, executor,                 _________________________________
administrator, trustee or              Signature of Shareholder
guardian, please give full
title as such. If a
corporation, please sign in            _________________________________
full corporate name by                 Signature if held jointly
president or other
authorized officer. If a
partnership, please sign in
partnership name by general
partner or other authorized
person.